Exhibit 5

[Letterhead of PITNEY HARDIN LLP]

September 24, 2004

The Talbots, Inc. One Talbots Drive Hingham, Massachusetts 02043

Re:	Registration Statement on Form S-8 The Talbots, Inc. Directors Deferred Compensation Plan

        We have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by The Talbots, Inc. (the “Company”) with the Securities and Exchange Commission relating to the registration of deferred compensation obligations (the “Obligations”) under the Company’s Directors Deferred Compensation Plan (the “Plan”).

        We have also examined originals, or copies certified or otherwise identified to our satisfaction, of the Plan, the Certificate of Incorporation and By-laws of the Company, as currently in effect, and relevant resolutions of the Board of Directors of the Company. We have examined such other documents as we deemed necessary in order to express the opinion hereinafter set forth.

        In our examination of such documents and records, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies.

        Based upon the foregoing, we are of the opinion that the Obligations, when issued in accordance with the Plan, will be valid and binding obligations of the Company, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and subject to general equity principles.

        The foregoing opinion is limited to the federal laws of the United States and the laws of the State of Delaware (including constitutional provisions and case law), and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

        We hereby consent to the use of this opinion as an Exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission thereunder.

Very truly yours, /s/ Pitney Hardin LLP PITNEY HARDIN LLP